UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2023

SERITAGE GROWTH PROPERTIES
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 355-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	NYSE
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2023, the Compensation Committee of the Board of Trustees (the “Committee”) approved, and the Company entered to a letter agreement providing for, certain amendments (the “Amendments”) to the employment agreement (“Employment Agreement”) with Andrea Olshan, the Company’s Chief Executive Officer (the “CEO”). The Amendments supersede the prior amendments to the Employment Agreement approved by the Committee in March 2022.

The Amendments provide that, beginning March 16, 2024, the CEO’s annual salary and target annual bonus will automatically increase by 5% each Annual Period (as defined below) to occur during the term of the CEO’s employment. For purposes of the Amendments, an “Annual Period” means the period of time beginning on March 16th of a particular calendar year and ending on March 15th of the following calendar year. Consistent with current practice, there will be no performance metrics applicable to the annual bonus payouts.

In lieu of any future annual equity grants, the CEO’s Target Equity Amount (as defined below) will be granted in the form of a cash award on March 15 of the applicable year during the period of the CEO’s employment (each, a “Cash Award”). The Amendments provide that the Cash Award granted to the CEO on March 15, 2023, will vest as to (i) one-third of the award on March 15, 2024, (ii) one-third of the award on December 31, 2024, and (iii) one-third of the award on December 31, 2025, subject to the CEO’s employment through each vesting date. The Amendments also provide that all future Cash Awards granted to the CEO will vest as to (i) one-third of the award on the grant date, (ii) one-third of the award on December 31st of the calendar year in which the grant date occurs, and (iii) one-third of the award on December 31st of the calendar year immediately following the calendar year in which the grant date occurs, subject to the CEO’s employment through each vesting date. For purposes of the Amendments, the “Target Equity Amount” means $2,000,000. In the event that the CEO’s employment is terminated by the Company without cause or by the CEO for good reason, or in the event the Cash Awards are not assumed in a transaction that is a Change in Control (as defined in the Employment Agreement), the unvested portion of the CEO’s outstanding Cash Awards will become vested and payable as of the date of such event.

The Amendments further provide that the Company will increase the amount of cash severance payable to the CEO in the event that she is terminated without cause or resigns for good reason in either case prior to a Change in Control from an amount equal to two times the sum of her annual salary plus target annual bonus to an amount equal to two and one-half times the sum of her annual salary plus target annual bonus.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Chief Legal Officer

Date: January 3, 2024